UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2018 (January 12, 2018)

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Littlefield Ave. South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(650) 266–8674

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2018, the Compensation Committee of the Board of Directors (the “Compensation Committee”) approved the following base salaries for 2018 and bonuses for fiscal year 2017 for the Company’s executive officers.

Name and Position	Base Salary	Bonus for Performance in 2017
Nassim Usman, Ph.D. President & Chief Executive Officer	$480,800	$303,417

Fletcher Payne Chief Financial Officer	$345,301	$152,536

Howard Levy, M.B.B.Ch., Ph.D., M.M.M. Chief Medical Officer	$397,838	$175,744

In addition, on January 12, 2018, the Compensation Committee approved stock option grants to Dr. Usman, Mr. Payne and Dr. Levy to purchase 95,000, 26,000 and 33,000 shares of the Company’s common stock, respectively, under the terms of the Company’s 2015 Stock Incentive Plan. The options have an exercise price of $15.13 and vest in equal monthly installments over four years starting on January 12, 2018.

On January 16, 2018, the Board of Directors of Catalyst Biosciences, based on the recommendation of the Compensation Committee and in anticipation of Dr. Harold E. Selick’s previously announced departure from the Board effective February 15, 2018, and in recognition of Dr. Selick’s service to the Company, unanimously approved (1) accelerated vesting of Dr. Selick’s outstanding grant for 10,000 shares of common stock issued in July 2017 and (2) an extension of the option exercise period for all of Dr. Selick’s option grants until July 11, 2020, the date on which the July 2017 grant would have become fully vested based on continuous service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date: January 17, 2018	/s/ Nassim Usman
Nassim Usman, Ph.D.
President and Chief Executive Officer